UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 24, 2005

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

7 Sylvan Way Parsippany, New Jersey		07054
(Address of principal executive office)		(Zip Code)

(973) 496-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2005, the Company, Jackson Hewitt Inc. (“JHI) and certain affiliates entered into a new five-year $250 million revolving credit agreement (the “New Credit Agreement” or the “Agreement”) with the lenders named therein, Wachovia Bank, National Association (“Wachovia”) as administrative agent, Bank of America, N.A. and Citibank, N.A., as co-syndication agents, Manufacturers and Traders Trust Company and PNC Bank, National Association, as co-documentation agents, and Wachovia Capital Markets, LLC, as sole lead arranger and sole book runner.

Under the terms of the New Credit Agreement, borrowings are to be used to finance working capital needs, potential acquisitions and other general corporate purposes including repurchases of our common stock.  The New Credit Agreement provides for loans in the form of Eurodollar or Base Rate borrowings.  Eurodollar borrowings bear interest at the LIBOR, as defined in the Agreement, plus a credit spread based on a grid, currently 0.95% per annum.  Base Rate borrowings bear interest primarily at the prime rate, as defined in the agreement.  We may also use the New Credit Agreement to issue letters of credit for general corporate purposes.  The Agreement carries an annual unused fee, currently at 0.175%, of the total commitment amount of $250,000,000, which is payable quarterly.

The New Credit Agreement contains customary covenants, including the requirement that we maintain certain financial covenants, such as a maximum consolidated leverage ratio of 2.50 to 1.00 and a minimum consolidated interest coverage ratio of 4.00 to 1.00.  The consolidated leverage ratio is the ratio of consolidated debt to consolidated Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), each as defined in the Agreement. The consolidated interest coverage ratio is the ratio of consolidated EBITDA to consolidated interest expense.

The Compensation Committee of the Board of Directors of Jackson Hewitt Tax Service Inc. (the “Company”) approved the payment on June 24, 2005 of an annual incentive bonus for the fiscal year ending April 30, 2005 to Michael D. Lister, Chairman of the Board, President and Chief Executive Officer of $825,000.  Of this bonus amount, $550,000 was awarded based upon Mr. Lister meeting objective performance goals, and $275,000 was a discretionary award.

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2005, in connection with the execution of the New Credit Agreement, the Company, JHI and certain affiliates terminated their (1) $100 million Credit Agreement, dated as of June 25, 2004, by and among the Company, JHI, the respective lenders named therein and JPMorgan Chase Bank; and (2) interim $50 million Credit Agreement, dated as of May 26, 2005, between the Company, JHI and Wachovia.

ITEM 8.01             OTHER ITEMS

On June 30, 2005, the Company issued a press release announcing the refinancing of its debt as reported in Items 1.01 and 1.02 of this Form 8-K.  A copy of this press release is attached as Exhibit 99.1.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

	By:	/s/ Mark L. Heimbouch

Mark L. Heimbouch
Senior Vice President and Chief Financial Officer

Date: June 30, 2005

JACKSON HEWITT TAX SERVICE INC.

CURRENT REPORT ON FORM 8-K

Report Dated June 30, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 30, 2005: Jackson Hewitt Completes Debt Refinancing